UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2015

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio	44026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 17, 2015, Fairmount Santrol Inc. (a subsidiary of Fairmount Santrol Holdings Inc.) entered into Amendment No. 1 to the Interests Purchase Agreement (the “Amendment’), which amended that certain Interests Purchase Agreement, dated April 30, 2013, by and among Fairmount Minerals Ltd. ((n/k/a Fairmount Santrol Inc., the “Buyer”), Soane Energy LLC (the “Seller”) and Self-Suspending Proppant LLC (the “Company”). The Amendment (a) extends the period during which the aggregate earn out payments paid by the Buyer to the Seller pursuant to the Agreement must equal or exceed $45 million from the two year period ending October 1, 2017 until the three year period ending October 1, 2018; and (b) provides that the aggregate earn out payments paid by the Buyer to the Seller pursuant to the Agreement during the two year period ending October 1, 2017 must equal or exceed $15 million (and granted the Seller a security interest in 51% of the equity interests in the Company to secure such $15 million amount). The Amendment does not alter the final threshold earn out amount, which continues to be $195 million by October 1, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to the Interests Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

Date December 18, 2015	/s/ Mark E. Barrus
Mark E. Barrus Interim Chief Financial Officer and Vice President of Accounting and Controls

Exhibit Index

Exhibit Number	Description

10.1	Amendment No.1 to the Interests Purchase Agreement